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                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 25, 1999 (except with respect to the matter discussed in Note 18, as to which the date is March 26, 1999) included in Central Vermont Public Service Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP
                                                Arthur Andersen LLP





Boston, Massachusetts
November 12, 1999